Exhibit 99.1

1ST DETECT SECURES FIRST PURCHASE ORDER

FOR TSA APPROVED TRACER 1000™ ETDs

Austin, Texas – January 23, 2025 Astrotech Corporation (NASDAQ: ASTC) announced today that its 1st Detect subsidiary has received a purchase order for its TRACER 1000™ explosive trace detectors (ETDs) from Intuitive Research and Technology Corporation (INTUITIVE®) a TSA contractor. The purchase order is valued at $429K and should be recognized in FY2025.

INTUITIVE is an aerospace engineering and analysis firm who works closely with the TSA, the Department of Defense, and other State and Federal Government agencies to deliver solutions to various customers in the defense, commercial and governmental sectors. INTUITIVE’s Valparaiso Integration Facility allows engineers and experts to collaborate, design and evaluate innovative solutions.

“This is a major milestone for the Company as our first TSA Approved Tracer 1000 ETD sale. We look forward to introducing our near zero false alarm mass spectrometry-based trace detection to the U.S. cargo market,” said Thomas B. Pickens III, Chairman and Chief Executive Officer of 1st Detect.

The Astrotech Mass Spectrometer Technology™ (AMS Technology) drives the breakthrough TRACER 1000, the first TSA approved ETD to employ mass spectrometry. Recognized as the gold standard in chemical detection, mass spectrometry has historically been too costly, bulky, and cumbersome to be used outside of the laboratory. AMS Technology allows for lab level analysis resulting in near-zero false alarms and an unlimited library.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB develops and sells chemical analyzers for use in the agriculture market. Pro-Control is developing the mass spectrometry technology for use in chemical manufacturing processes. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that could indicate infections or critical conditions. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward- looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530